UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2016 (Date of earliest event reported)

LITHIA MOTORS, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	001-14733	93-0572810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Bartlett St
Medford, OR 97501
(Address of principal executive offices)

(541) 776-6401

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On April 22, 2016, the Company held its Annual Meeting of Shareholders with shareholders voting on the three matters described below. With respect to all matters, each share of Class B common stock has 10 votes. Each of the proposals received the requisite vote for approval.

1.     To elect the following directors to serve for the ensuing year:

Sidney B. DeBoer

Class of Stock	For	Withhold	Broker Non-Votes
Class A Common	18,863,246	1,125,503	1,999,998
Class B Common	2,542,231	0	0

Thomas R. Becker

Class of Stock	For	Withheld	Broker Non-Votes
Class A Common	19,285,331	703,418	1,999,998
Class B Common	2,542,231	0	0

Bryan B. DeBoer

Class of Stock	For	Withheld	Broker Non-Votes
Class A Common	19,210,983	777,766	1,999,998
Class B Common	2,542,231	0	0

Susan O. Cain

Class of Stock	For	Withheld	Broker Non-Votes
Class A Common	19,411,154	577,595	1,999,998
Class B Common	2,542,231	0	0

David J. Robino

Class of Stock	For	Withheld	Broker Non-Votes
Class A Common	19,576,511	412,238	1,999,998
Class B Common	2,542,231	0	0

Shau-wai Lam

Class of Stock	For	Withheld	Broker Non-Votes
Class A Common	18,851,017	1,137,732	1,999,998
Class B Common	2,542,231	0	0

Kenneth E. Roberts

Class of Stock	For	Withheld	Broker Non-Votes
Class A Common	19,425,473	563,276	1,999,998
Class B Common	2,542,231	0	0

2.     To cast an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

Class of Stock	For	Against	Abstain	Broker Non-Votes
Class A Common	19,657,690	53,414	277,645	1,999,998
Class B Common	2,542,231	0	0	0

3.     To ratify the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2016.

Class of Stock	For	Against	Abstain	Broker Non-Votes
Class A Common	21,475,974	154,621	358,152	0
Class B Common	2,542,231	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.

Dated: April 27, 2016
	By:	/s/ Christopher S. Holzshu
Christopher S. Holzshu
SVP, CFO and Secretary